                                                                   EXHIBIT 10.13

                             CO-OPERATION AGREEMENT

On this 17th day of March 2000, the following Agreement is made between:

           Sonsub Inc., an establishment organized and existing under the Laws of the State of Delaware and having its principal place of business at 15950 Park Row, Houston, TX 77084-5721, USA, hereafter referred to as "SONSUB".

           and

           Torch, Inc., an establishment incorporated and existing under the Laws of the State of Louisiana and having its principal place of business at 401 Whitney Avenue, Gretna, Louisiana 70056, USA, hereafter referred to as "TORCH".

WHEREAS:

A)         SONSUB HAS:

           1. ROV and Subsea Diverless experience over the past 15 years.
           2. A fleet of existing ROV spreads.
           3. A qualified and experienced work force.
           4. Existing management and logistics facilities in Houston, Texas.
           5. Existing relationship and track record with Oil and Gas operators in the Gulf of Mexico.
           6. Access to the Maxita, a DP offshore installation vessel for work in the Gulf of Mexico.
           7. Established capacity in Subsea Intervention Engineering and
              Tooling.

B)        TORCH has:

           1. Pipelaying and Subsea Construction experience over the past 20 years.
           2. A fleet of specialized vessels, both conventional and DP.
           3. A qualified and experienced work force in offshore installation.
           4. Existing relationship with numerous US Oil & Gas operators and an impressive track record in pipelaying

C) TORCH is acting on behalf of itself and its direct or indirect subsidiaries (collectively referred to as its affiliate companies).


NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:


--------------------------------------------------------------------------------
                                                                     Page 1 of 7

1          SCOPE OF CO-OPERATION

SONSUB and TORCH agree to cooperate on projects such as:

a) Projects involving the engineering, management, procurement and offshore installation of flowlines, service lines whether rigid, reeled, coil tubing or flexible and/or other applications such as umbilical and cable installation.

b) Surveys,

c) Subsea tie-ins,

d) Inspections, repairs and other relevant operations.

e) Field Decommissioning and Abandonment

The cooperation shall be limited to the area of the Gulf of Mexico. However the parties may, from time to time, jointly agree to pursue together projects in other areas.

It is understood and agreed by the parties that the term "Projects" is hereby defined as to include turnkey, lump sum or daily rate contracts, in which either one of the parties may act as prime contractor and the other as sub-contractor or where both parties could act in Joint Venture or other type of partnership.

It is further understood and agreed by the parties that this Agreement excludes traditional activities of each respective party such as, but not limited to, shallow water pipelay and ROV drilling assistance.

This cooperation will cover, but is not limited to, the following project stages: pre-qualification, request for quotation, bid preparation, contract review, contract negotiations, engineering, procurement, installation and commissioning.

2          SERVICES AND PRICES

SONSUB and TORCH will provide services for the projects at competitive rates.

Call-out prices for the most frequent services to be provided by the parties are shown in Appendices 1 and 2 hereto. These prices shall be subject to a periodic review by both parties quarterly.

The prices so established will only be applicable between the parties when the relevant equipment or services generate revenues from a project. At all other times, both Sonsub's and Torch's equipment will not be charged to either one of the parties and will remain on board of each party's vessels at no cost, unless the parties jointly agree to demobilise such equipment.

For projects of special interest or with specific commercial requirements, the parties shall consult each other and decide a cost/pricing strategy on a case-by-case basis.

The services and equipment to be provided by the parties under this Agreement are the following:

--------------------------------------------------------------------------------
                                                                     Page 2 of 7

A)  SONSUB will provide:

    A.1   One full time ROV system on board the Midnight Arrow.
    A.2 Other ROV systems such as Discovery class and/or Scorpion class on board other vessel provided by Torch as required.
    A.3   Subsea Intervention Engineering.
    A.4   Intervention Tools for Subsea construction.
    A.5   Survey and Positioning services an board vessels provided by Torch.

B) TORCH will provide:

    B.1 The vessels: Midnight Arrow, Midnight Eagle, Midnight Dancer, Midnight Star, Midnight Fox.
    B.2   Modular cable and umbilical lay equipment.
    B.3 Diving Services on board SONSUB provided vessels, including Air, Mixed Gas and Saturation Diving.
    B.4   Yard facilities in Dulac and/or New Orleans, Louisiana.

The above services and equipment are detailed, together with the relevant Call-Out rates in Appendices 1 and 2 hereto.

3.         EXCLUSIVITY

The parties shall act on an exclusive basis. Both SONSUB and TORCH represent neither of them shall submit any proposal as a main contractor, sub-contractor, Joint Venturer or in consortium with any competitor of the other party in respect of the Scope of Co-operation (as defined in Article 1).

The Saipem Group and its affiliated companies shall not be considered a competitor of the parties for the undertakings of this Article 3 and Sonsub shall be free to offer to or cooperate with any of the Saipem Group affiliated companies the same services offered under this Agreement.

Notwithstanding the foregoing, it is hereby acknowledged:

a. that either party may, with the agreement of the other party and if and when requested by a competitor to provide a quotation for support services in respect of a tender on which the parties are co-operating, submit a price for such services provided always that the price to the competitor shall be at least fifteen per cent (15%) higher than the price submitted by the party for inclusion in the joint tender by the parties and

b. that either party may, in the event the other party shall be unable for reasons of nonavailability to provide the services and/or resources anticipated to be provided by it hereunder for part or the whole of any project to be tendered hereunder, request quotations from other contractors for such services or resources and utilize such third party services in the event that at the time of contract commencement the other party shall still be unable or decline to provide same.



--------------------------------------------------------------------------------
                                                                     Page 3 of 7

4.       CO-OPERATION STRUCTURE

For those projects on which the parties have agreed to co-operate upon, a specific Joint Venture Agreement, Consortium Agreement, or Subcontractor Agreement will be executed between the parties prior to a bid submission.

5.       SALES & MARKETING CO-OPERATION

The parties will exchange their respective identified potential projects and market studies to determine best joined targets, such documents will be reviewed by the parties on a regular monthly basis.

The parties will, on a case by case basis, agree on joint sales calls and technical presentations to potential customers and exchange technical brochures and sales literature. The parties will, on a case by case basis, agree which one of their respective representatives shall liaise with each other in respect thereof.

6.       DEPLOYMENT OF RESOURCES

The parties agree to review market potential and decide of the nature of resources to be assigned by each party.

7.       PUBLICITY

The parties shall jointly make public the forming of this co-operation to make it known in the market and promote its capabilities. Any public announcement, press release or advertisement will be made only prior consent and agreement of both parties.

8.       CONFIDENTIALITY

Each party and any of its affiliated companies shall keep secret and confidential all information received from the other party or its affiliated companies under this Agreement.

9.       INTELLECTUAL PROPERTY RIGHTS

Either party shall remain the owner of its intellectual property rights, drawings, calculations, data and other information and this Agreement shall not constitute any transfer of intellectual property rights, drawings, calculations, data or other information to the other party.

Any other technical and commercial know-how which is acquired or developed by the parties jointly under this Agreement shall be the joint property of the parties. Either party shall promptly disclose to the other party all ideas and inventions, which such party may conceive or develop as a result of both parties' performance under this Agreement.


--------------------------------------------------------------------------------

10.      INDEMNITIES

Except as herein otherwise provided, SONSUB shall be fully responsible for and agrees to protect, defend, indemnify, and hold harmless TORCH AND ITS AFFILIATED COMPANIES from and against any and all claims, demands, losses and expenses, including court costs and attorneys' fees, lawsuits or liabilities for injury to or illness or death of any employee, officer, or agent of SONSUB and/or for damage to, loss of, or loss of use of SONSUB equipment or property, which injury, illness, death, or damage arises out of, may be alleged to have arisen out of, or is incident to the work performed and/or services rendered under this Agreement and regardless of the cause of such injury, illness, death, and/or damage, and even though caused in whole or in part by, TORCH's sole or concurrent negligence, fault, or strict liability, or other legal fault of TORCH. SONSUB shall fully defend any such claim, demand, or suit at its sole expense, even if same is groundless.

Except as herein otherwise provided, TORCH and its affiliated companies shall be fully responsible for and agrees to protect, defend, indemnify, and hold harmless SONSUB from and against any and all claims, demands, losses and expenses, including court costs and attorneys' fees, lawsuits or liabilities for injury to or illness or death of any employee, officer, or agent of TORCH and/or for damage to, loss of, or loss of use of TORCH equipment or property, which injury, illness, death, or damage arises out of may be alleged to have arisen out of, or is incident to cause of such injury, illness, death, and/or damage, and even though caused in whole or in part by, SONSUB's sole or concurrent negligence, fault, or strict liability, or other legal fault of SONSUB. TORCH shall fully defend any such claim, demand, or suit at its sole expense, even if same is groundless.

SONSUB and TORCH are each responsible to third parties to the extent of their own negligence.

SONSUB and TORCH shall mutually waive all rights to claim against the other and their respective employees and vessels for any consequential loss incurred by the other, including, but not limited to, loss of profit, loss of revenue, or loss of production, arising or alleged to arise out of either SONSUB's or TORCH's failure to properly carry out its obligations under this Agreement.

11.      FINANCIAL RESPONSIBILITY

Each party shall be responsible for its obligations under this Agreement and under any resulting contract to which it is a party with respect to any project resulting, from a bid or proposal submitted hereunder, but shall not otherwise have any obligation or liability with respect to unrelated business activities of the other party.

12.      GOVERNING LAW AND DISPUTES

The construction, performance, execution and enforcement of this Agreement and any dispute, whether in contract or tort, of whatsoever nature arising in connection with this Agreement or performance under it, including any remedy thereof, shall be governed exclusively by the laws of England.

Any dispute, controversy, difference or claim between the parties arising out of or in connection with this Agreement or performance under it shall be referred to and determined by arbitration conducted in the English language in London, England in accordance with the Arbitration Acts of


--------------------------------------------------------------------------------

1950-1979 and any statutory amendments, modifications or re-enactment thereof. it is understood that the parties shall endeavor to resolve disputes amicably but always without prejudice to their strict legal rights hereunder.

Within seven (7) days after either party has given notice of a dispute the parties shall each appoint an arbitrator. The two arbitrators so selected shall then appoint a third arbitrator. The arbitrators appointed shall be individuals with a legal and/or commercial background. If one party has not nominated an arbitrator within seven (7) days of being requested to do so, the other party shall be at liberty to appoint an arbitrator on behalf of the party failing to do so. Any award rendered by the arbitrators, or a majority of them, shall be binding upon the parties and judgment upon such award may be entered into any court for a judicial confirmation of such award and judgment or order of enforcement, as the case may be.

13.      DURATION AND TERMINATION

Unless earlier terminated in accordance with Sub-Articles a), b) or c) hereafter, this Agreement is effective for a period of twenty-four (24) months from the date hereof and shall automatically be renewed for periods of twelve
(12) months.

This Agreement may be terminated:

a) following ninety (90) days written notice by either party of its desire to terminate the Agreement, which notice may be given at any time. Alternatively the parties could by mutual agreement terminate this Agreement within 30 days.

b) Immediately by either party upon the liquidation, insolvency or bankruptcy of the other party;

c) Immediately by either party upon any breach by or failure of the other party to comply with any provision of the Agreement which shall have remained uncorrected for ten (10) days after written notice thereof;

d) Notwithstanding the above, the Parties agree that in case of termination any contractual obligations or on-going commitments with any third party, shall be duly completed or fulfilled in accordance to any specific Joint Venture Agreement, Consortium Agreement, or Subcontractor Agreement between the Parties.

14.      MISCELLANEOUS

No party or any of its respective agents, employees, independent contractors or representatives shall:

a) be considered an agent, employee or representative of the other party for any purpose whatsoever,

b) have any authority to make any agreement or commitment for the other party or to incur any liability or obligation in the other party's name or on its behalf, or


--------------------------------------------------------------------------------

c) represent to any third party that it has any right to bind the other party hereto.

Nothing contained in this Agreement shall be construed as creating an agency, partnership or joint venture relationship between the parties.


FOR TORCH, INC.                              FOR SONSUB INC.

/s/ PATRICE CHEMIN                           /s/ BRUCE C. GILMAN

        Name:  PATRICE CHEMIN                Name:          SONSUB
        Title: PRESIDENT                     Title:       SONSUB INC.
                                                        BRUCE C. GILMAN
                                                          PRESIDENT &
                                                    CHIEF EXECUTIVE OFFICER

Witness: STEPHAN MONTBARBON                  Witness: GIORGIO MARTELL
         /s/ STEPHAN MONTBARBON                       /s/ GIORGIO MARTELL

Witness: /s/ WILLIAM J. BLACKWELL            Witness: /s/ L. BENTON


--------------------------------------------------------------------------------
                                                                     Page 7 of 7